Exhibit 23.2

The Board of Directors
Sonic Solutions:

We consent to the use of our report included herein and to the reference to our firm under the headings “Experts” and “Selected Financial Information” in the prospectus.

/s/ KPMG LLP

San Francisco, California
September 12, 2002